Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Form S-1 (No. 333-230016) and related prospectus of Indaptus Therapeutics, Inc. of our report dated March 18, 2022, relating to the consolidated financial statements of Indaptus Therapeutics, Inc. appearing in the Annual Report on Form 10-K of Indaptus Therapeutics, Inc. for the year ended December 31, 2021, and to the reference to our firm under the heading “Experts” in the related prospectus.

/s/ Haskell & White LLP

HASKELL & WHITE LLP

Irvine, California

March 18, 2022